Exhibit 99.1

SUBSCRIPTION AGREEMENT

North American Education Holdings Inc.
4500 Kingsway
Suite 2163
Burnaby, British Columbia V5H 2A9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of NORTH AMERICAN EDUCATION HOLDINGS INC. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: NORTH AMERICAN EDUCATION HOLDINGS INC.

Executed this _____ day of ___________________, 2005.

______________________________________	____________________________________
Signature of Purchaser
______________________________________

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

NORTH AMERICAN EDUCATION HOLDINGS INC.

By:	______________________________

Title:	______________________________